Exhibit 24.1

                        POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jeffrey A. Bonney, Kevin R. White and Mark E. Monroe, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 under the Securities Act of 1933 of Louis Dreyfus Natural Gas Corp. (the "Corporation") relating to 100,000 shares of Common Stock that may be issued pursuant to the Non-Employee Director Deferred Stock Compensation Program of the Corporation, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     DATED this 26th day of April, 1999.

  Name                                       Position                                   Date
 -----                                      -----------                                 ----
Mark E. Monroe         *       President, Chief Executive Officer and
------------------------       Director (principal executive officer)          April 26, 1999
Mark E. Monroe

Richard E. Bross       *       Executive Vice President and Director           April 26, 1999
------------------------
Richard E. Bross

/s/ Jeffrey A. Bonney          Executive Vice President and Chief
------------------------       Financial Officer (principal financial
Jeffrey A. Bonney              and accounting officer)                         April 26, 1999


Simon B. Rich, Jr.     *       Chairman of the Board of Directors              April 26, 1999
------------------------
Simon B. Rich, Jr.

Mark E. Andrews        *       Vice Chairman of the Board of                   April 26, 1999
------------------------       Directors
Mark E. Andrews

E.  William Barnett    *       Director                                        April 26, 1999
------------------------
E.  William Barnett

Daniel R. Finn, Jr.    *       Director                                        April 26, 1999
------------------------
Daniel R. Finn, Jr.

  Name                                       Position                                   Date
 -----                                      -----------                                 ----
Peter G. Gerry         *       Director                                        April 26, 1999
------------------------
Peter G. Gerry

Gerard Louis-Dreyfus   *       Director                                        April 26, 1999
------------------------
Gerard Louis-Dreyfus

John H. Moore          *       Director                                        April 26, 1999
------------------------
John H. Moore

James R. Paul          *       Director                                        April 26, 1999
------------------------
James R. Paul

Ernest F. Steiner      *       Director                                        April 26, 1999
------------------------
Ernest F. Steiner

*By: /s/ Jeffrey A. Bonney
     ---------------------
     Jeffrey A. Bonney
     Attorney in Fact